Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-32248, No. 333-56741, No. 33-76440, No. 333-39946 and No. 333-91408) of UFP Technologies, Inc. of our report dated February 10, 2003, except for Note 8, for which the date is February 28, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 27, 2003